EXHIBIT 32

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Capitol Federal Financial, Inc. (the "Company") on Form 10-K for the fiscal year ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John B. Dicus, Chief Executive Officer of the Company, and I, Kent G. Townsend, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, in my capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

Date: November 24, 2021	By:	/s/ John B. Dicus
John B. Dicus
Chairman, President and Chief Executive Officer

Date: November 24, 2021	By:	/s/ Kent G. Townsend
Kent G. Townsend
Executive Vice President, Chief Financial Officer and Treasurer